Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20- 16 International Plaza, Singapore 079903. UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428 Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated January 31, 2025, relating to the financial statements of Chenghe Acquisition III Co. as of December 31, 2024 and for the period from June 4, 2024 (inception) to December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Audit Alliance LLP

Singapore

August 29, 2025